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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS  CONSENT


We consent to the use in this Post Effective Amendment No. 8 to Registration Statement No. 33-38066 of SBM Certificate Company of our report dated March 29, 1995 appearing in the Prospectus, which is part of such Registration Statement, and also consent to the incorporation by reference in this Registration Statement of our report dated March 29, 1995 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
February 26, 1997